Exhibit 10.2
ASSIGNMENT AND ASSUMPTION AGREEMENT
     This ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”) is dated and effective as of December 1, 2010, by and between Allied World Assurance Company Holdings, Ltd, a company organized under the laws of Bermuda (“Assignor”), and Allied World Assurance Company Holdings, AG, a Swiss corporation (“Assignee”).
W I T N E S S E T H:
     WHEREAS, Assignor is a party to that certain Registration Rights Agreement (the “Registration Rights Agreement”), dated as of July 17, 2006, by and among Assignor and the shareholders named therein (the “Specified Shareholders”) pursuant to which Assignor has agreed to provide the Specified Shareholders the registration rights set forth in the Registration Rights Agreement;
     WHEREAS, as of the date hereof American International Group, Inc. is the only Specified Shareholder party to the Registration Rights Agreement;
     WHEREAS, in connection with a scheme of arrangement of Assignor, Assignor entered into a contribution-in-kind agreement with Assignee, whereby (i) all issued and outstanding voting common shares of Assignor were cancelled and holders of such voting common shares of Assignor before the transaction received the same number of voting shares of Assignee and (ii) all issued and outstanding non-voting common shares of Assignor were cancelled and holders of such non-voting common shares of Assignor before the transaction received the same number of non-voting participation certificates of Assignee (the “Redomestication”);
     WHEREAS, pursuant to the Redomestication, Assignor has become a direct, wholly-owned subsidiary of Assignee; and
     WHEREAS, Assignor desires to assign, transfer and deliver all of its rights and obligations under the Registration Rights Agreement to Assignee, and Assignee desires to acquire and assume all such rights and obligations;
     NOW, THEREFORE, in consideration of the foregoing premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound, hereby agree as follows:
     Section 1. Assignor hereby assigns, transfers, conveys and delivers to Assignee all of Assignor’s rights and obligations in and under the Registration Rights Agreement, and Assignee does hereby accept the same.
     Section 2. Assignee hereby agrees to assume and to pay or perform, or to cause to be paid or performed, promptly as they become due, and to indemnify Assignor and its successors and permitted assigns from and against, all liabilities and obligations of Assignor accruing under the Registration Rights Agreement.

     Section 3. Effective as of and after the date of this Agreement, the Registration Rights Agreement shall be read and construed in all respects as if references therein to the “Company” are references to Assignee hereunder.
     Section 4. Assignor represents and warrants that the recitals to this Agreement are true and correct.
     Section 5. This Agreement is binding upon and shall inure to the benefit of Assignor and Assignee and their respective legal representatives, successors and assigns.
     Section 6. Assignor agrees to execute and deliver such instruments, agreements, certificates and other documents as shall be necessary or appropriate to effectuate the assignment and assumption contemplated hereby.
     Section 7. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     Section 8. This Agreement may be executed in two or more counterparts, all of which, when taken together, shall be deemed to be one original.
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IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the date first above written.

ASSIGNOR: ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
By:	/s/ Scott A. Carmilani
Name:	Scott A. Carmilani
Title:	President and Chief Executive Officer

ASSIGNEE: ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG
By:	/s/ Scott A. Carmilani
Name:	Scott A. Carmilani
Title:	President and Chief Executive Officer

[Assignment and Assumption Agreement]